UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

AMERICAN STANDARD ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54471	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road Suite 1400 Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01                      Regulation FD Disclosure

American Standard Energy Corp. (the “Company”) will be distributing to certain third parties a PowerPoint presentation (the “Presentation”) that contains certain information about the Company not previously publicly disclosed.  A copy of the Presentation is furnished with this Current Report on Form 8-K (the “Report”) as Exhibit 99.1, which is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any registration statement, filing or other document of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company (i) that the furnishing of the information in this Item 7.01 is required by Regulation FD, (ii) that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or (iii) that investors should consider this information before making an investment decision with respect to any security of the Company.

This Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with the ‘Safe Harbor Statement’ contained in the presentation material and the risk factors included in the Company’s periodic reports filed with the Securities and Exchange Commission, that discuss important factors that could cause the Company’s results to differ materially from those anticipated in such forward-looking statements.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	American Standard Energy Corp. Powerpoint Presentation – March 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Standard Energy Corp.

/s/ Scott Mahoney
Scott Mahoney Chief Financial Officer

Dated:  March 26, 2012